Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-56670, 333-148188, and 333-168672) of Seattle Genetics, Inc., and in the Registration Statement on Form S-3 (File No. 333-159457) of Seattle Genetics, Inc. and in the related Prospectus, of our report dated February 28, 2011 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Seattle, Washington

February 28, 2011